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                                                                     EXHIBIT 5.1

                     OPINION OF FULBRIGHT & JAWORSKI, L.L.P.



November 19, 2002




Intervoice, Inc.
17811 Waterview Parkway
Dallas, TX 75252


         Re: Intervoice, Inc.: Registration Statement on Form S-8 under the Securities Act of 1933


Ladies and Gentlemen:

         We have acted as counsel for Intervoice, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 500,000 shares of the Company's common stock, no par value per share (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's Employee Stock Purchase Plan, as amended (the "Plan").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and the Second Restated Bylaws of the Company, each as amended to date (the "Organizational Documents"); (ii) the Plan; (iii) the Registration Statement; and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) all records, certificates and other instruments submitted to us as originals are authentic and complete; (ii) all records, certificates and other instruments submitted to us as copies conform to the original documents and are authentic and complete;
(iii) all statements of fact contained in all records, certificates and other instruments that we have examined are correct; (iv) the Registration Statement, and each amendment thereto (including post-effective amendments), will have become effective; (v) a Section 10(a) prospectus will have been sent or given to all employees as required under the Securities Act and the rules promulgated thereunder; (vi) all Shares will be issued and offered in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Section 10(a) prospectus; and (vii) at the time of any offering of Shares pursuant to the Plan, the Company will have such number of shares of common stock as set forth in the offering authorized and available for issuance.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully-paid and nonassessable.


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         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We express no opinion other than as to the federal securities laws of the United States of America and the laws of the State of Texas.

         (b) In rendering the opinions expressed herein, we have assumed that, after the date hereof, (i) no material amendment will be made with respect to any Organizational Document and (ii) no action heretofore taken by the Board or Directors in connection with the matters described or referred to herein will be modified, rescinded or withdrawn.

         We hereby consent to the statements with respect to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                     Very truly yours,



                                                     FULBRIGHT & JAWORSKI L.L.P.